                                                                   EXHIBIT 99.5




                  RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                  -------------------------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                                  MAY 31, 1995
                                  ------------

 [LOGO]  CIULLA                                            6364 PEARL ROAD
         STEPHENS & CO.                                    CLEVELAND, OHIO 44130
         -----------------------------------------------------------------------
         CERTIFIED PUBLIC ACCOUNTANTS                             (216) 884-2036




                          Independent Auditor's Report
                          ----------------------------


To the Administrator of
the RPM, Inc. Retirement Savings Trust and Plan




         We have audited the accompanying statements of net assets available for benefits of the RPM, Inc. Retirement Savings Trust and Plan, as of May 31, 1995 and May 31, 1994, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the RPM, Inc. Retirement Savings Trust and Plan as of May 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

                                         /s/   Ciulla Stephens & Co.



September 5, 1995

                 RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                 MAY 31, 1995
                      (With Comparative Totals for 1994)


<Caption

                                                                       401 (K) OPTIONS
                               ----------------------------------------------------------------------------------------------------
                                                Prism        Prism         Prism         Prism        Employer       Prism
                                  Money       Balanced       Stock          GNMA         Reserve        Stock        Magic
                                 Market         Fund          Fund          Fund          Fund          Fund          Fund
                               -----------    -----------    -----------   -----------  -----------  -----------    -----------
         ASSETS
----------------------------
Investments at Fair Value      $13,684,762            $0            $0            $0            $0    $5,587,061    $4,590,842

Contribution Receivable             87,049             0             0             0             0        44,078        24,302
                               -----------    -----------    -----------   -----------  -----------  -----------    -----------
Total Assets                   $13,771,811            $0            $0            $0            $0    $5,631,139    $4,615,144
                               ===========    ===========    ===========   ===========  ===========  ===========    ===========

       LIABILITIES
----------------------------
Excess Contributions Due to
  Participants                     $32,332            $0            $0            $0            $0            $0            $0
                               -----------    -----------    -----------   -----------  -----------  -----------    -----------
Net Assets Available for       $13,739,479            $0            $0            $0            $0    $5,631,139    $4,615,144
Benefits                       ===========    ===========    ===========   ===========  ===========  ===========    ===========



                                                                   401 (K) OPTIONS
                               ----------------------------------------------------------------------------------------------
                                American      American      Fidelity      Fidelity      Fidelity       Victory      Templeton
                               Government    Washington   Advisor Income  Magellan       Contra        Special       Foreign
                               Securities    Mutual Fund  & Growth Fund     Fund          Fund         Growth         Fund
                               -----------    -----------    -----------   -----------  -----------  -----------    -----------
         ASSETS
-------------------------
Investments at Fair Value       $1,978,289    $4,273,388    $4,722,351   $10,218,466    $5,575,462      $997,066    $5,732,913

Contribution Receivable             16,612        28,712        38,766        70,691        51,556        12,484        54,888
                               -----------    -----------    -----------   -----------  -----------  -----------    -----------
Total Assets                    $1,994,901    $4,302,100    $4,761,117   $10,289,157    $5,627,018    $1,009,550    $5,787,801
                               ===========    ===========    ===========   ===========  ===========  ===========    ===========

       LIABILITIES
---------------------------
Excess Contributions Due to
  Participants                          $0            $0            $0            $0            $0            $0            $0
                               -----------    -----------    -----------   -----------  -----------  -----------    -----------
Net Assets Available for        $1,994,901    $4,302,100    $4,761,117   $10,289,157    $5,627,018    $1,009,550    $5,787,801
Benefits                       ===========    ===========    ===========   ===========  ===========  ===========    ===========


                                         401 (K) OPTIONS
                              ----------------------------------------
                                  Prism
                                  Loan          1995          1994
                                  Fund          Total         Total
                               -----------    -----------    -----------
         ASSETS
---------------------------

Investments at Fair Value       $2,321,536   $59,682,136   $31,847,711

Contribution Receivable                  0       429,138       275,841
                               -----------   -----------    -----------
Total Assets                    $2,321,536   $60,111,274   $32,123,552
                               ===========   ===========    ===========

       LIABILITIES
---------------------------
Excess Contributions Due to
  Participants                          $0       $32,332            $0
                               -----------   -----------    -----------
Net Assets Available for        $2,321,536   $60,078,942   $32,123,552
Benefits                       ===========   ===========    ===========

                                                See Notes to Financial Statements.

                  RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED MAY 31, 1995
                       (With Comparative Totals for 1994)





                                                                          401 (K) OPTIONS
                                  --------------------------------------------------------------------------------------------------
                                              Prism         Prism       Prism      Prism       Employer      Prism       American
                                  Money       Balanced       Stock      GNMA       Reserve       Stock        Magic     Government
                                  Market        Fund         Fund       Fund        Fund         Fund         Fund      Securities
                               -----------    ---------    ---------  ---------   ---------   ----------   ----------   ----------
ADDITIONS
 Investment income
   Interest                       $459,372         $138         $140        $85         $74       $8,665       $1,400         $489
   Dividends                             0      203,735      115,263    271,620           0      107,712            0       43,184
 Contributions
   Employees                       614,479      531,980      452,843    313,516     291,172      455,972      129,980       90,307
 Unrealized appreciation
  (depreciation) in aggregate
  fair value of investments              0            0            0          0           0      454,106       94,180       77,120
 Gain (loss) on sale of assets           0     (125,362)       4,412   (223,118)    109,045        8,246        3,551          452
                               -----------    ---------    ---------  ---------   ---------   ----------   ----------   ----------
 Total Additions                 1,073,851      610,491      572,658    362,103     400,291    1,034,701      229,111      211,552
                               -----------    ---------    ---------  ---------   ---------   ----------   ----------   ----------
DEDUCTIONS
 Benefits paid to participants     438,440      449,975      325,385    648,810     466,918      242,595       50,361            0
 Administrative expenses            38,398        5,135       (1,720)     1,141      37,991        5,992        7,180            0
                               -----------    ---------    ---------  ---------   ---------   ----------   ----------   ----------
 Total Deductions                  476,838      455,110      323,665    649,951     504,909      248,587       57,541            0
                               -----------    ---------    ---------  ---------   ---------   ----------   ----------   ----------
 Net Additions                     597,013      155,381      248,993   (287,848)   (104,618)     786,114      171,570      211,552

Net Assets Available for Benefits
 at Beginning  of Period                 0    8,035,381    5,685,235  6,835,088   7,654,956    3,121,217            0            0

Assets Transferred From
 Trustees of Predecessor Plans  14,127,799            0            0          0           0       16,872        7,871        2,624

Transfers Among 401(K) Plans      (985,333)  (8,190,762)  (5,934,228)(6,547,240) (7,550,338)   1,706,936    4,435,703    1,780,725
                               -----------    ---------    ---------  ---------   ---------   ----------   ----------   ----------
Net Assets Available for
 Benefits at End of Period     $13,739,479           $0           $0         $0          $0   $5,631,139   $4,615,144   $1,994,901
                               ===========    =========    =========  =========   =========   ==========   ==========   ==========




                                                                  401 (K) OPTIONS
                                ---------------------------------------------------------------------------------------
                                American        Fidelity     Fidelity    Fidelity     Victory    Templeton       Prism
                                Washington   Advisor Income  Magellan     Contra      Special     Foreign        Loan
                                Mutual Fund  & Growth Fund     Fund        Fund       Growth       Fund          Fund
                                -----------  -------------  ---------    ---------   ---------   ----------   ----------

ADDITIONS
 Investment income
   Interest                            $847       $1,815       $5,531       $2,851        $301       $2,027      $85,908
   Dividends                         27,186       34,270       42,579            0         612            0            0
 Contributions
   Employees                        165,678      210,128      371,501      281,206      66,170      319,092            0
 Unrealized appreciation
  (depreciation) in aggregate
  fair value of investments         493,602      223,812    1,355,449      595,997      73,757      351,751            0
 Gain (loss) on sale of assets        5,297          718       54,752        4,914         706        5,875            0
                                -----------   ----------  -----------   ----------   ---------   ----------   ----------
 Total Additions                    692,610      470,743    1,829,812      884,968     141,546      678,745       85,908
                                -----------   ----------  -----------   ----------   ---------   ----------   ----------
DEDUCTIONS
 Benefits paid to participants       14,464        5,578       11,854        4,642         758        5,939       57,268
 Administrative expenses                  0            0            0            0           0            0            0
                                -----------   ----------  -----------   ----------   ---------   ----------   ----------
 Total Deductions                    14,464        5,578       11,854        4,642         758        5,939       57,268
                                -----------   ----------  -----------   ----------   ---------   ----------   ----------
 Net Additions                      678,146      465,165    1,817,958      880,326     140,788      672,806       28,640

Net Assets Available for Benefits
 at Beginning  of Period                  0            0            0            0           0            0      791,675

Assets Transferred From
 Trustees of Predecessor Plans        2,624        3,936    5,896,567       53,273           0       23,702    1,358,136

Transfers Among 401(K) Plans      3,621,330    4,292,016    2,574,632    4,693,419     868,762    5,091,293      143,085
                                -----------   ----------  -----------   ----------   ---------   ----------   ----------
Net Assets Available for
  Benefits at End of Period      $4,302,100   $4,761,117  $10,289,157   $5,627,018  $1,009,550   $5,787,801   $2,321,536
                                ===========   ==========  ===========   ==========   =========   ==========   ==========

                                      401 (K) OPTIONS
                                 ------------------------

                                      1995        1994
                                     Total        Total
                                  -----------   ----------

ADDITIONS
 Investment income
   Interest                           $569,643      $480,521
   Dividends                           846,161        67,986
 Contributions
   Employees                         4,294,024     3,414,653
 Unrealized appreciation
  (depreciation) in aggregate
  fair value of investments          3,719,774      (623,095)
 Gain (loss) on sale of assets        (150,512)      561,181
                                   -----------    ----------
 Total Additions                     9,279,090     3,901,246
                                   -----------    ----------
DEDUCTIONS
 Benefits paid to participants       2,722,987     2,693,969
 Administrative expenses                94,117       166,644
                                   -----------    ----------
 Total Deductions                    2,817,104     2,860,613
                                   -----------    ----------
 Net Additions                       6,461,986     1,040,633

Net Assets Available for Benefits
 at Beginning  of Period            32,123,552     3,217,963

Assets Transferred From
 Trustees of Predecessor Plans      21,493,404    27,864,956

Transfers Among 401(K) Plans                 0             0
                                   -----------    ----------
Net Assets Available for Benefits
 at End of Period                  $60,078,942   $32,123,552
                                   ===========   ===========

                                                See Notes to Financial Statements.


                               RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                               -------------------------------------------
                       ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                       ----------------------------------------------------------
                                              MAY 31, 1995
                                              ------------
                                    FEDERAL ID #34-6550851 PLAN 011                    Schedule 1
                                    -------------------------------


   (a)                           (b) & (c)                          (d)                  (e)
   ---                           ---------                          ---                  ---

                                                                                        Current
                      Identity of Issue & Description               Cost                 Value
                      -------------------------------          ----------------       -----------
    1)      Key Corp Money Market Fund                          $13,684,762           $13,684,762

    2)      Key Corp Magic Fund                                   4,496,661             4,590,842

    3)      American Government Securities Fund                   1,901,169             1,978,289

    4)      American Washington Fund                              3,779,783             4,273,388

    5)      Fidelity Advisor Income and Growth Fund               4,498,538             4,722,351

    6)      Fidelity Magellan                                     8,986,693            10,218,466

    7)      Fidelity Contra Fund                                  4,979,465             5,575,462

    8)      Victory Special Growth Fund                             923,309               997,066

    9)      Templeton Foreign Fund                                5,381,161             5,732,913

   10)      Employer Stock Fund                                   4,562,709             5,587,061

   11)      Loan Fund (5.32% to 10.50%)                                                 2,321,536


                                            RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                                            -------------------------------------------
                                          ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                                          ----------------------------------------------
                                                           MAY 31, 1995
                                                           ------------

                                                FEDERAL ID # 34-6550857    PLAN 011                                    Schedule 2
                                                -----------------------------------
                                                                                                 (h)
                                                                                               Current
                                                          (c)               (d)                 Value At                  (i)
               (a) & (b)                                Purchase          Selling              Transaction             Net  Gain
       Identity of Party Involved                        Price             Price                   Date                Or (Loss)
       --------------------------                      ---------       -----------           -------------          -------------
 Series  Transactions:
 ---------------------
   American Funds Income Ser. U.S. Gov't.
     Guaranteed Securities Fund                         $ 1,934,300                           $  1,934,300
   Employee Benefits Money Market Fund                   64,032,712                             64,032,712
   Employee Benefits Money Market Fund                   50,426,285     $50,426,285             50,426,285            $   -
   Employee Benefits Reserve Fund                         7,316,594       8,251,754              8,251,754             935,160
   Fidelity Advisor Income & Growth Fund                  4,539,267                              4,539,267
   Fidelity Contra Fund Common                            5,043,391                              5,043,391
   Fidelity Magellan Fund Common                          3,938,956                              3,938,956
   RPM, Inc. Ohio Common                                  2,287,796                              2,287,796
   Society National Bank EB Magic Fund                    4,730,711                              4,730,711
   Templeton Foreign Fund Common                          5,596,340                              5,596,340
   Victory Balanced Fund - The Society
     Balanced Fund Discretionary                          9,180,630       8,768,858              8,768,858            (411,772)
   Victory Government Mortgage Fund - The
     Society US Government Income Fund
     Discretionary Portfolio                              7,900,500       7,250,942              7,250,942            (649,558)
   Victory Stock Index Fund - The Society
     Stock Index Fund Discretionary                       6,484,124       6,427,656              6,427,656            ( 56,468)
   Washington Mutual Investors Fund Inc.
     Common                                               3,846,821                              3,846,821


Individual Transactions:
------------------------
        None

        The above transactions were carried out by the trustee, Society National Bank.
        No expenses were incurred as a result of these transactions.

                                                     See Accountant's Report.

                                                See notes to financial statements.

                  RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                  -------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                             MAY 31, 1995 AND 1994
                             ---------------------


NOTE A - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

         The assets of the Plan, as reflected in the accompanying statements, are stated at current market value as of the statement date. The Plan has no investments in assets not having a readily determinable market value.


NOTE B - DESCRIPTION OF THE PLAN
--------------------------------

         The Plan is a defined contribution savings plan covering substantially all non-union employees of participating subsidiaries of RPM, Inc. (the Parent). The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

         Participating employees may make voluntary contributions which are generally limited to 15% of the participant's salary up to a maximum amount ($9,240 in calendar year 1994). The contributions may be invested by the employee in any of ten funds: Vesting is immediate for contributions and earnings.

         Further information may be obtained from the Plan Administrator.


NOTE C - INVESTMENTS
--------------------

         The Plan's investments are held by a bank-administered trust fund. Financial information regarding the assets and related income, contributions and distributions of assets held by the bank-administered trust fund is included in the financial statements.


NOTE D - ASSETS TRANSFERRED FROM OTHER PLANS
--------------------------------------------

         During the year the Plan received transfers of approximately $21,000,000 of assets from trustees of RPM Inc. subsidiaries' predecessor plans.


NOTE E - INCOME TAX STATUS
--------------------------

         The Plan obtained its latest determination letter on June 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.